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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Omega Healthcare Investors, Inc. 1993 Stock Option and Restricted Stock Plan, as Amended and Restated and to the incorporation by reference therein of our reports dated March 25, 1998, with respect to the consolidated financial statements of Omega Healthcare Investors, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1997 and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.


                                                           /s/ ERNST & YOUNG LLP


Detroit, Michigan
December 24, 1998